Exhibit 99

ORBCOMM ANNOUNCES FIRST QUARTER 2017 RESULTS

– Total Revenues Reach Record of $51.9 Million, Up 19% Compared to Last Year –

– Adjusted EBITDA of $12.4 Million Increased 16% Year Over Year –

– Strong Momentum in Q1 as the Company Adds Over 42,000 Net Subscriber Communicators –

Rochelle Park, NJ, May 4, 2017 – ORBCOMM Inc. (NASDAQ: ORBC), a global provider of Internet of Things (IoT) solutions, today announced financial results for the first quarter ended March 31, 2017.

The following financial highlights are in thousands of dollars.

	Three Months Ended March 31,
	2017	2016
Service Revenues	$29,512	$26,914
Product Sales	$22,409	$16,646
Total Revenues	$51,921	$43,560
Net Loss attributable to ORBCOMM Inc. Common Stockholders	$(3,343)	$(2,096)
Basic EPS	$(0.05)	$(0.03)
EBITDA (1,3)	$10,610	$8,636
Adjusted EBITDA (2,3)	$12,404	$10,698

(1) EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), loss on debt extinguishment, provision for income taxes and depreciation and amortization.

(2) Adjusted EBITDA is defined as EBITDA, adjusted for stock-based compensation expense, noncontrolling interests, impairment loss, non-capitalized satellite launch and in-orbit insurance, insurance recovery, and acquisition-related and integration costs

(3) A table presenting EBITDA and Adjusted EBITDA, reconciled to GAAP Net Income (Loss), is among other financial tables at the end of this release

“Our strong sales pipeline resulted in a fast start to 2017, with a record first quarter despite typically being the softest quarter of the year,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “Leveraging our continued technology innovation with new products and increased leadership in our markets, 2017 is shaping up to be a defining year for ORBCOMM.”

“Total Revenues for the first quarter reached a record $51.9 million, with a strong backlog entering the second quarter,” said Robert Costantini, ORBCOMM’s Chief Financial Officer. “We generated $12.4 million of Adjusted EBITDA for the quarter, primarily driven by expanding high incremental margin Service Revenues.”

1

Recent Highlights:

Financial Highlights

•

For Q1 of 2017, record Total Revenues of $51.9 million were up 19.2% year-over-year, with Service Revenues and Product Sales reaching record levels in the quarter. Service Revenues of $29.5 million increased 9.7% and Product Sales of $22.4 million were 34.6% higher, this quarter than the prior year period.

•	For Q1 of 2017, Adjusted EBITDA of $12.4 million increased $1.7 million, improving 15.9% over the prior year period. Adjusted EBITDA margin was 23.9% of Total Revenues.

•

Net subscriber communicator additions for ORBCOMM were over 42,000 in Q1 of 2017, increasing the total billable subscriber communicators to nearly 1,766,000 at March 31, 2017, which compares to 1,609,000 at the end of last year; a 9.8% increase year-over-year.

•

On March 31, 2017, ORBCOMM announced that it has priced $250,000,000 aggregate principal amount of 8.0% senior secured notes due 2024. The net proceeds from the sale of the notes were used to repay the $150 million outstanding loans under ORBCOMM’s prior secured credit facilities, with the remaining intended for general corporate purposes, including potential future acquisitions.

Customer and Product Highlights

•

On April 4, 2017, ORBCOMM announced that Kevadiya Inc. (Kevadiya) selected ORBCOMM to provide satellite communications services and hardware in support of the Vehicle Tracking Program for the Federal Bureau of Prisons (BOP), a division of the U.S. Department of Justice. Kevadiya will be providing a fleet mobility tracking solution as part of the BOP program.

•

On March 21, 2017, ORBCOMM announced that it has collaborated with maritime technology industry leaders Pole Star and Weatherdock to develop Hali, a Class B tri-mode vessel tracking solution that ensures complete vessel visibility. Hali combines terrestrial and satellite Automatic Identification System (AIS) data capability with two-way satellite M2M technology to deliver reliable vessel location data to small craft and fleet owners & operators, maritime authorities and enforcement agencies, providing the actionable intelligence required to maximize maritime safety, security and environmental compliance.

•

On March 20, 2017, ORBCOMM announced that Kevadiya selected ORBCOMM to provide satellite and cellular communications services and asset tracking and monitoring devices in support of the Veterans Transportation Service (VTS) provided by the U.S. Department of Veterans Affairs (VA). The VA recently extended the VTS program based on the success of the ORBCOMM-Kevadiya telematics solution launched in 2015.

•

On March 10, 2017, ORBCOMM announced the award of a multi-year contract with the Australian Maritime Safety Authority (AMSA) through Kordia Pty Ltd (Kordia). ORBCOMM and Kordia, a leading provider of mission-critical networks in New Zealand, will provide satellite Automatic Identification System (AIS) data used for ship tracking and other maritime navigational and safety efforts to AMSA.

•

On February 28, 2017, ORBCOMM announced that Maerospace has won a multi-year contract with the Government of Canada to supply satellite Automatic Identification System (AIS) data used for ship tracking and other maritime navigational and safety efforts in conjunction with Maerospace’s TimeCaster™ technology. Maerospace is an industry expert in advanced data analytics, and ORBCOMM, providing AIS data through its Canadian subsidiary SkyWave, have partnered to provide the Government of Canada the technology to monitor Canadian and global maritime traffic.

For more information on recent highlights, please visit www.orbcomm.com.

Financial Results and Highlights

Revenues

For the first quarter ended March 31, 2017, Service Revenues reached a record $29.5 million, up 9.7% over the prior year period.  The increase in Service Revenues was from both organic growth and our most recent acquisitions, and benefiting from the OG2 satellite constellation as well a growing subscriber base across multiple lines of business.

Product Sales during the first quarter of 2017 were a record $22.4 million compared to $16.6 million during the same period last year, increasing $5.8 million or 34.6%.  Product Sales deliveries were higher, reflecting orders from existing customers and large orders from new customers.

Total Revenues reached a record $51.9 million for the first quarter ended March 31, 2017 were up $8.4 million or 19.2% compared to $43.6 million during the same period of 2016.

Cost of Revenues and Operating Expenses

Total Cost of Revenues and Operating Expenses for the first quarter of 2017 were $52.3 million compared to $43.7 million in 2016, increasing largely by Cost of Revenues increasing $6.6 million mostly due to higher Product Sales, an increase in Depreciation and Amortization of $2.1 million, and higher Selling, General & Administrative costs of $0.5 million.  Operating expenses were flat year-over-year excluding the impact of increased Depreciation and Amortization of $2.1 million.

Income (Loss) Before Income Taxes, Net Income (Loss), and Earnings Per Share

Income (Loss) Before Income Taxes for the first quarter of 2017 was a ($2.7) million loss, compared to the ($1.9) million loss for the first quarter of 2016.

Net Loss attributable to ORBCOMM Inc. Common Stockholders was ($3.3) million for the first quarter of 2017, compared to Net Loss of ($2.1) million for the same period in 2016.  Basic EPS was a loss of ($0.05) per share for the first quarter of 2017 versus a loss of ($0.03) per share for the same period last year.

EBITDA and Adjusted EBITDA

EBITDA for the first quarter of 2017 was $10.6 million compared to $8.6 million in the first quarter of 2016, an increase of $2.0 million or 22.9%.

Adjusted EBITDA of $12.4 million for the first quarter of 2017 was 15.9% higher than last year’s $10.7 million in the first quarter.  Adjusted EBITDA as a percentage of Total Revenues for the quarter was 23.9%, down from 24.6%.

EBITDA and Adjusted EBITDA are non-GAAP financial measures used by the Company to measure operating performance and the quality of earnings. Please see the financial tables at the end of the release for a reconciliation of EBITDA and Adjusted EBITDA.

Balance Sheet & Cash Flow

At March 31, 2017, Cash and Cash Equivalents totaled approximately $20.0 million, compared to $25.0 million at December 31, 2016, decreasing nearly ($5.1) million, reflecting ($5.6) million for capital expenditures, offset partially by cash flow from operations.

Investment Community Conference Call

ORBCOMM will host a conference call and webcast for the investment community this morning at 8:30 AM ET. Senior management will review the results, discuss ORBCOMM’s business, and address questions.  To access the call, domestic participants should dial 1-866-791-6248 at least ten minutes prior to the start of the call. International callers should dial 1-913-312-1383. To hear a live web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at http://investors.orbcomm.com and then select “News & Events” to access the link to the call.  To listen to a replay of the conference call, please Click Here. The replay will be available from approximately 1:30 PM ET on May 4, 2017, through 1:30 PM ET on May 18, 2017.

About ORBCOMM Inc.

ORBCOMM Inc. (Nasdaq: ORBC) is a leading global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) communication solutions and the only commercial satellite network dedicated to M2M. ORBCOMM’s unique combination of global satellite, cellular and dual-mode network connectivity, hardware, web reporting applications and software is the M2M industry’s most complete service offering. Our solutions are designed to remotely track, monitor, and control fixed and mobile assets in core vertical markets including transportation & distribution, heavy equipment, industrial fixed assets, oil & gas, maritime, mining and government.

With close to two decades of innovation and expertise in M2M, ORBCOMM has more than 1.77 million subscribers with a diverse customer base including premier OEMs such as Caterpillar Inc., Doosan

Infracore America, Hitachi Construction Machinery Co., Ltd., John Deere, Komatsu Ltd., and Volvo Construction Equipment, as well as end-to-end solutions customers such as C&S Wholesale, Canadian National Railways, CR England, Hub Group, KLLM Transport Services, Marten Transport, Swift Transportation, Target, Tropicana, Tyson Foods, Walmart, Union Pacific Railroad and Werner Enterprises. For more information, visit www.orbcomm.com.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, estimates, objectives and expectations for future events, as well as projections, business trends and other statements that are not historical facts. Such forward-looking statements are subject to known and unknown risks and uncertainties, some of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: demand for and market acceptance of our products and services and our ability to successfully implement our business plan; our dependence on our subsidiary companies (Market Channel Affiliates (MCAs)) and third party product and service developers and providers, distributors and resellers (Market Channel Partners (MCPs)) to develop, market and sell our products and services, especially in markets outside the United States; substantial losses we have incurred and may continue to incur; the inability to effect suitable investments, alliances and acquisitions, and even if we are able to make acquisitions, the failure to integrate and effectively operate the acquired businesses and the exposure to additional risks, such as unexpected costs, contingent or other liabilities, or weaknesses in internal controls, and issues related to non-compliance with domestic and foreign laws, particularly in acquisitions of foreign businesses; our dependence on a few significant customers for a substantial portion of our revenues, including key customers such as Caterpillar Inc., Komatsu Ltd., Hub Group, Onixsat and Satlink S.L.; our ability to expand our business outside the United States, including risks related to the economic, political and other conditions in foreign countries in which we do business, including fluctuations in foreign currency exchange rates; our dependence on a few significant vendors, service providers or suppliers, as well as the loss or disruption or slowdown in the supply of products and services these key vendors, such as our SkyWave business’s dependence on its commercial relationship with Inmarsat plc and the services provided by Inmarsat plc, including the continued availability of Inmarsat plc’s satellites, the supply of subscriber communicators from Sanmina Corporation and Quake Global, or the supply of application specific integrated circuits (ASICs) from S3 Group; competition from existing and potential telecommunications competitors, including terrestrial and satellite-based network providers, some of whom provide wireless network services to our customers in connection with our products and services; our reliance on intellectual property rights and the risk that we, our MCAs, our MCPs and our customers may infringe on the intellectual property rights of others; inability to operate due to changes or restrictions in the political, legal, regulatory, government, administrative and economic conditions and developments in the United States and other countries and territories in which we provide our services; legal proceedings; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events, such as in-orbit satellite failures, reduced performance of our existing satellites, or man-made or natural disasters and other extreme events; rapid and significant technological changes, pricing pressures and other competitive factors; cybersecurity risks; and our substantial indebtedness, currently $250 million, including the restrictive covenants under the indenture governing our notes, and other terms that could restrict our business activities or our ability to execute our strategic objectives, limit our operating flexibility or adversely affect our financial performance, all of which could be exacerbated if we incur additional indebtedness.  In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2016, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Financial and Trade Media:
Michelle Ferris	Alan Oshiki
Director of Corporate Communications	Executive Vice President
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6516	212-371-5999
ferris.michelle@orbcomm.com	aho@abmac.com

ORBCOMM Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)
(Unaudited)
	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$19,955	$25,023
Accounts receivable, net of allowance for doubtful accounts of $1,021 and $1,057, respectively	38,453	31,937
Inventories	23,401	23,217
Prepaid expenses and other current assets	6,418	8,031
Total current assets	88,227	88,208
Satellite network and other equipment, net	214,059	215,841
Goodwill	114,033	114,033
Intangible assets, net	80,031	82,545
Other assets	10,323	5,447
Deferred income taxes	86	80
Total assets	$506,759	$506,154
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$12,535	$12,481
Accrued liabilities	32,678	30,431
Current portion of deferred revenue	7,293	7,414
Total current liabilities	52,506	50,326
Note payable - related party	1,218	1,195
Note payable, net of unamortized deferred issuance costs	147,685	147,458
Deferred revenue, net of current portion	2,888	2,978
Deferred tax liabilities	18,799	18,645
Other liabilities	3,401	3,684
Total liabilities	226,497	224,286
Commitments and contingencies
Equity:
ORBCOMM Inc. stockholders' equity
Series A Convertible Preferred Stock, par value $0.001; 1,000,000 shares authorized; 36,466 and 36,466 shares issued and outstanding	364	364
Common stock, par value $0.001; 250,000,000 shares authorized; 71,695,802 and 71,111,863 shares issued at March 31, 2017 and December 31, 2016	72	71
Additional paid-in capital	388,418	386,920
Accumulated other comprehensive income (loss)	(887)	(1,089)
Accumulated deficit	(108,292)	(104,949)
Less treasury stock, at cost; 29,990 shares at March 31, 2017 and December 31, 2016	(96)	(96)
Total ORBCOMM Inc. stockholders' equity	279,579	281,221
Noncontrolling interest	683	647
Total equity	280,262	281,868
Total liabilities and equity	$506,759	$506,154

ORBCOMM Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues:
Service revenues	$29,512	$26,914
Product sales	22,409	16,646
Total revenues	51,921	43,560
Cost of revenues, exclusive of depreciation and amortization shown below:
Cost of services	9,569	9,188
Cost of product sales	17,648	11,450
Operating expenses:
Selling, general and administrative	12,241	11,756
Product development	1,588	1,957
Depreciation and amortization	11,022	8,959
Acquisition - related and integration costs	228	364
Loss from operations	(375)	(114)
Other income (expense):
Interest income	118	88
Other income (expense)	5	(190)
Interest expense	(2,426)	(1,699)
Total other expense	(2,303)	(1,801)
Loss before income taxes	(2,678)	(1,915)
Income taxes	623	162
Net loss	(3,301)	(2,077)
Less: Net income attributable to the noncontrolling interests	42	19
Net loss attributable to ORBCOMM Inc.	$(3,343)	$(2,096)
Net loss attributable to ORBCOMM Inc. common stockholders	$(3,343)	$(2,096)
Per share information-basic:
Net loss attributable to ORBCOMM Inc. common stockholders	$(0.05)	$(0.03)
Per share information-diluted:
Net loss attributable to ORBCOMM Inc. common stockholders	$(0.05)	$(0.03)
Weighted average common shares outstanding:
Basic	71,424	70,700
Diluted	71,424	70,700

ORBCOMM Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(3,301)	$(2,077)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in allowance for doubtful accounts	(36)	(303)
Change in the fair value of acquisition-related contingent consideration	(495)	100
Amortization of the fair value adjustment related to warranty liabilities acquired through acquisitions	—	(8)
Amortization of deferred financing fees	229	155
Depreciation and amortization	11,022	8,959
Stock-based compensation	1,524	1,386
Foreign exchange (gain) loss	(26)	351
Deferred income taxes	155	203
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,399)	(1,096)
Inventories	(151)	(864)
Prepaid expenses and other assets	1,768	(969)
Accounts payable and accrued liabilities	(3,461)	(877)
Deferred revenue	(229)	(1,178)
Other liabilities	(98)	(118)
Net cash provided by operating activities	502	3,664
Cash flows from investing activities:
Capital expenditures	(5,645)	(9,835)
Net cash (used in) investing activities	(5,645)	(9,835)
Cash flows from financing activities:
Net cash (used in) financing activities	—	—
Effect of exchange rate changes on cash and cash equivalents	75	252
Net decrease in cash and cash equivalents	(5,068)	(5,919)
Beginning of period	25,023	27,077
End of period	$19,955	$21,158
Supplemental disclosures of cash flow information:
Cash paid for
Interest	$2,194	$2,198
Income taxes	$—	$138

The following table reconciles our Net Loss attributable to ORBCOMM Inc. to EBITDA and Adjusted EBITDA for the periods shown:

	Three Months Ended March 31,
	2017	2016
(In thousands)
Adjustments to EBITDA
Net Loss attributable to ORBCOMM Inc.	$(3,343)	$(2,096)
Income tax expense	623	162
Interest income	(118)	(88)
Interest expense	2,426	1,699
Depreciation and amortization	11,022	8,959
EBITDA	$10,610	$8,636

Adjustments to Adjusted EBITDA
Stock-based compensation	1,524	1,386
Minority interest	42	19
Acquisition-related and Integration costs	228	364
In-orbit insurance	-	293
Adjusted EBITDA	$12,404	$10,698

ORBCOMM publically reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, ORBCOMM also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. A reconciliation table is presented above.

EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), loss on debt extinguishment, provision for income taxes and depreciation and amortization. ORBCOMM believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps ORBCOMM’s management and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, ORBCOMM management uses EBITDA in presentations to its board of directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the annual operating budget.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, noncontrolling interests, impairment loss, non-capitalized satellite launch and in-orbit insurance, insurance recovery, and acquisition-related and integration costs, is useful to investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations. Adjusted EBITDA Margin equals Adjusted EBITDA divided by Total Revenues.